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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm



Healthcare Realty Trust Incorporated
Nashville, Tennessee



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-120695, No. 333-109306, No. 333-117590, and
No. 333-79452) and on Form S-8 (No. 333-117590) of Healthcare Realty Trust Incorporated of our reports dated November 23, 2005, relating to the consolidated financial statements, and the effectiveness of Healthcare Realty Trust Incorporated's internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. In our report on the effectiveness of Healthcare Realty Trust Incorporated's internal control over financial reporting, we did not express an opinion on the effectiveness of internal control over financial reporting as of December 31, 2004. We also consent to the incorporation by reference of our report dated November 23, 2005 relating to the financial statement schedules, which appear in this Form 10-K.



/s/ BDO Seidman, LLP

BDO Seidman, LLP
Memphis, Tennessee

November 23, 2005